UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, America’s Car-Mart, Inc. (the “Company”) announced the appointment of Jonathan Collins as Chief Financial Officer of the Company, effective May 12, 2025 (the “Effective Date”). Mr. Collins will report to Douglas Campbell, President and Chief Executive Officer of the Company.

Upon Mr. Collins’ appointment as Chief Financial Officer, the Company’s current Chief Financial Officer, Vickie Judy, will continue to serve in an executive capacity as the Company’s Chief Accounting Officer.

Mr. Collins, age 53, has served as the Chief Financial Officer for Walmart Africa since 2023. Prior to his role with Walmart Africa, Mr. Collins served as the Chief Accounting Officer for Flipkart Group, an e-commerce platform based in India, from 2020 to 2023. He also previously served as Controller for Walmart Canada from 2019 to 2020 and worked for 12 years in CFO advisory services for KPMG. Mr. Collins started his career as a software developer and eventually chief architect of the enterprise resource planning system for Alltel Information Systems.

In connection with Mr. Collins’ appointment as the Chief Financial Officer, the Company’s principal operating subsidiary entered into a binding employment offer letter with Mr. Collins dated May 6, 2025. Under the terms of the offer letter, Mr. Collins will receive an annual base salary of $450,000, subject to review by the Board of Directors (the “Board”) from time to time. Following the effectiveness of his appointment, Mr. Collins will also receive an award of restricted shares of the Company’s common stock valued at $325,000, which will vest in equal annual installments over three years, and stock options of Parent Company stock valued at $325,000, will vest in equal annual installments over five years. Mr. Collins will be eligible to participate in the employee benefit plans and programs generally available to the Company's named executives, including group medical, dental, and vision plans, life insurance, disability benefits, and other ancillary benefits, subject to the terms and conditions of such plans and programs.

Mr. Collins will also be entitled to earn an annual cash bonus pursuant to any incentive bonus plan in effect from time to time or as otherwise determined by the Compensation and Human Capital Committee of the Company’s Board (the “Committee”) and will be eligible for long-term incentive awards under the Company’s 2024 Equity Incentive Plan (and any successor plans). For the 2026 fiscal year, Mr. Collins will be eligible to earn a maximum bonus of up to 120% of his annual base salary, pro-rated based on the number of days he is employed during the fiscal year. The actual bonus amount will be determined based on a combination of Company results and individual performance against the applicable performance goals established by the Committee. Mr. Collins will be guaranteed a minimum annual bonus payout at 60% attainment or achievement level for the 2026 fiscal year, pro-rated for the number of days he is employed during the fiscal year.

The offer letter contains a covenant not to compete and covenants against the solicitation of employees and customers for the term of his employment and a period of one year thereafter, provisions against the use and disclosure of trade secrets and other confidential information for the term of employment and an indefinite period thereafter, and certain other customary covenants and restrictions.

The offer letter also contains severance benefits for a termination without cause and contains change in control provisions similar to the change in control provisions contained in the Company’s employment agreement with Doug Campbell. If the Company terminates Mr. Collin’s employment without cause (as defined in the offer letter), he is entitled to receive an amount equal to 12 months of his base salary in effect immediately prior to the termination. The change in control provisions entitle Mr. Collins, upon the occurrence of certain events, to a cash payment and the immediate vesting of restricted stock. If Mr. Collins terminates his employment with the Company for good reason (as defined in the offer letter) or the Company terminates his employment other than for cause, in each case within six months before or 12 months after a change in control (as defined in the offer letter), the Company must pay Mr. Collins a lump sum cash payment equal to 12 months of his base salary in effect immediately prior to the double-trigger event date (as defined in the offer letter), and all unvested restricted stock previously granted to Mr. Collins will vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans or award agreements.

The foregoing description of the material terms of the offer letter is qualified in its entirety by reference to the full text of the letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 8, 2025, the Company issued a press release announcing the appointment of Jonathan Collins as Chief Financial Officer of the Company effective May 12, 2025. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act. The Company undertakes no obligation to update or revise this information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated as of May 6, 2025, between America’s Car Mart, Inc., an Arkansas corporation, and Jonathan Collins.
99.1	Press release dated May 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: May 13, 2025	/s/ Douglas Campbell
Douglas Campbell
President and Chief Executive Officer
(Principal Executive Officer)